 Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2010

Letter from the CEOs                                                                                                                                                   As of January 7, 2011

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the third quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2010, Fund Eleven was in its operating period.  As of September 30th, we had invested in approximately $796,316,9731 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio2 for the nine months ended September 30th was 105.3%.  As of September 30th, Fund Eleven maintained a leverage ratio of 1.17:13.  Fund Eleven collected 100%4 of all scheduled rent and loan receivables due for the third quarter of 2010.

During the third quarter of 2010, we actively managed our portfolio by entering into Memoranda of Agreement to sell certain vessels, as well as restructuring our financings with certain lessees.

On September 23rd, we entered into Memoranda of Agreement to sell the container vessels, the M/V ZIM Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel, and the M/V ZIM Japan Sea to unaffiliated third parties for the purchase price of $11,250,000 per vessel.  Each purchaser paid a deposit in the amount of $1,125,000 for its respective vessel.  The M/V Japan Sea and the M/V Andaman Sea were subsequently sold on November 11th and November 22nd, respectively.  We expect to sell the M/V ZIM Hong Kong and the M/V ZIM Israel in the first quarter of 2011.  On September 30th, we entered into a Memorandum of Agreement to sell the M/T Faithful to an unaffiliated third party for the purchase price of $5,741,000.  The M/T Faithful was subsequently sold on October 13th.

During the third quarter of 2010, we amended our schedule with AMI Manchester, LLC and Gallant Steel, Inc. (collectively, “AMI”) to restructure AMI’s payment obligations and extend the base term of the schedule through December 31, 2013.  In consideration for amending the schedule, we received a collateral monitoring fee in the amount of $6,500.  In addition, we will receive a collateral monitoring fee in the amount of $2,500 on each anniversary of the schedule and an amendment fee in the amount of $30,000 at the expiry of the base term.

You can read about AMI and the vessels in further detail in the portfolio overview section that follows this letter.

Fund Eleven is fully invested; therefore, we did not make any new investments during the third quarter of 2010.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
3	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
4
 Collections as of November 12, 2010.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Eleven, LLC

Third Quarter 2010 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the third quarter of 2010, we were in our operating period, during which time we continued to manage our investments.  Cash generated from these investments is used to make distributions to our members.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On September 1, 2010, we amended our schedule with AMI Manchester, LLC and Gallant Steel, Inc. (collectively, “AMI”) to restructure AMI’s payment obligations and extend the base term of the schedule through December 31, 2013.  In consideration for amending the schedule, we received a collateral monitoring fee in the amount of $6,500.  In addition, we will receive collateral monitoring fees in the amount of $2,500 on each anniversary of the schedule and an amendment fee in the amount of $30,000 at the expiry of the base term.  On September 30, 2010, we, along with ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an entity managed by our Manager, formed ICON MW, LLC (“ICON MW”), with ownership interests of 6.33% and 93.67%, respectively, to, among other reasons, manage the remaining investments with subsidiaries of MW Universal, Inc.  Simultaneously with the formation of ICON MW, we assigned to ICON MW our investments with AMI, MW General, Inc. (“General”), and MW Scott, Inc. (“Scott”) and Fund Twelve assigned to ICON MW its investments with MW Crow, Inc. (“Crow”) and LC Manufacturing, LLC (“LC Manufacturing”).

•
On September 23, 2010, we, through our wholly-owned subsidiaries, entered into Memoranda of Agreement (the “ZIM MOAs”) to sell the container vessels, the M/V ZIM Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel, and the M/V ZIM Japan Sea to unaffiliated third parties for the purchase price of $11,250,000 per vessel.  In connection with the ZIM MOAs, each purchaser paid a deposit in the amount of $1,125,000 for its respective vessel.  On October 11, 2010 and October 23, 2010, we sold the M/V ZIM Japan Sea and M/V ZIM Andaman Sea pursuant to their respective ZIM MOAs and used the proceeds to prepay a portion of the loan with HSH Norbank AG.  We expect to sell the M/V ZIM Hong Kong and the M/V ZIM Israel in the first quarter of 2011.

•
On September 30, 2010, we, through our wholly-owned subsidiary, ICON Faithful, LLC (“ICON Faithful”), entered into a Memorandum of Agreement (the “Faithful MOA”) to sell the M/T Faithful to Impressive Shores Corporation (“Impressive Shores”) for the purchase price of $5,741,000 (“Faithful Purchase Price”).  On October 13, 2010, ICON Faithful sold the M/T Faithful to Impressive Shores.  Additionally, on October 6, 2010, we, through our wholly-owned subsidiary, ISOMAR Marine Company Limited (“ISOMAR”), entered into a Memorandum of Agreement (the “Vanguard MOA”) to sell the M/T Vanguard to Precise Services Corporation (“Precise Services”) for the purchase price of $7,200,000 at the expiration of the M/T Vanguard's current time charter in November 2010.  In connection with the Vanguard MOA, Precise Services paid a deposit in the amount of $500,000 (the “Vanguard Deposit”).  Although the sale of the M/T Vanguard did not occur in November 2010, pursuant to the terms of the Vanguard MOA, ISOMAR was entitled to keep the Vanguard Deposit regardless of whether the sale of the M/T Vanguard occurred.  As discussed below, we subsequently sold our interest in ICON Vanguard, LLC (“ICON Vanguard”), the entity that owns ISOMAR, on December 24, 2010.  The Faithful Purchase Price and the Vanguard Deposit were used, along with certain excess funds in the operating accounts of ICON Faithful, ISOMAR, ICON Doubtless, LLC (“ICON Doubtless”), and ICON Spotless, LLC (“ICON Spotless” together with ICON Faithful, ISOMAR, and ICON Doubtless, each, an “ICON Entity” and collectively, the “ICON Entities”), to make a prepayment on the loan with BNP Paribas in the amount of $6,375,000.  On December 24, 2010, we sold all of our interests in ICON Doubtless, ICON Spotless, and ICON Vanguard to an unaffiliated third party.  In addition, ICON Faithful was released from its obligations as a borrower under the loan with BNP Paribas along with the other ICON Entities.

•
On October 29, 2010, at the expiration of the lease and in accordance with its terms, we, through our wholly-owned subsidiary, ICON Global Crossing II, LLC, a joint venture owned 13.26% by us, 72.34% by ICON Income Fund Ten, LLC (“Fund Ten”), and 14.40% by ICON Income Fund Nine, LLC (“Fund Nine”), entities managed by our Manager, sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for the aggregate amount of approximately $3,298,000.  We received a gross cash-on-cash return of approximately 138% in rental and sale proceeds related to this investment.

•
On December 23, 2010, ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture owned 35% by us, 12.25% by Fund Ten, and 52.75% by Fund Twelve, restructured the Notes (as defined below) owned by it by extending each Note’s term and increasing each Note’s interest rate 1.50%.  Interest on the Notes now accrues at rates ranging from 9.47% to 9.895% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

•
On January 3, 2011, at the expiration of the lease and in accordance with its terms, we, through ICON Global Crossing V, LLC, a joint venture owned 55% by us and 45% by Fund Ten, sold telecommunications equipment subject to lease with Global Crossing to Global Crossing for the amount of approximately $2,077,000.  We received a gross cash-on-cash return of approximately 130% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2010, our portfolio consisted primarily of the following investments.

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through two wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.  On December 10, 2009, we, through two wholly-owned subsidiaries, restructured the lease payment obligations of Teal Jones to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As of September 30, 2010, Teal Jones has made all of its lease payments.

•
ICON Northern Leasing purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  Our share of the purchase price was approximately $11,051,000.  As set forth in the recent transactions section, the Notes were restructured on December 23, 2010.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of September 30, 2010, Pliant has made all of its lease payments.

•
As discussed above, we, through ICON MW, own machining and metal working equipment subject to lease with Scott, AMI, General, Crow, and LC Manufacturing.  We originally acquired the equipment subject to leases with Scott, AMI, and General for the purchase prices of $600,000, $1,700,000, and $400,000, respectively.  The equipment is subject to sixty month leases that commenced on January 1, 2008.

•
We, through our wholly-owned subsidiary, ICON Global Crossing III, LLC, own telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to six leases with Global Crossing, all of which are for thirty-six months and expire between March 2011 and September 2011.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire.  On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard Industries (“BGI”).  We and BGI have agreed to restructure our leases and are optimistic that we will be able to recover our investment.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”), a joint venture owned 45% by us and 55% by Fund Twelve, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and continues for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR and ICON EAR II sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR and ICON EAR II received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  ICON EAR and ICON EAR II have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and are attempting to collect on such judgments.  At this time, it is not possible to determine the ability of either ICON EAR or ICON EAR II to collect the amounts due under their respective leases from EAR’s principals.

•
Two 3,300 TEU (twenty-foot equivalent unit) container vessels, the ZIM Hong Kong and the ZIM Israel, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011 and, as discussed in the recent transactions section above, the ZIM Hong Kong and the ZIM Israel are expected to be sold in the first quarter of 2011.  The purchase price of our initial investment was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.  On October 30, 2009, we, through our wholly-owned subsidiaries, amended the bareboat charters for the vessels to restructure each respective charterer’s payment obligations so that we will continue to receive payments through September 30, 2014 in accordance with each amended charter (the “European Containers Charter Amendments”).  On February 9, 2010, we, through our wholly-owned subsidiaries, amended the loan to correspond with the revised payment schedule in the European Containers Charter Amendments.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Ten, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2010 was 4.0%.  None of the Borrowers had any loans outstanding under the Facility at September 30, 2010.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

During the nine months ended September 30, 2010, our Manager suspended its collection of a portion of its management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $83,337 and $250,054 for the three and nine months ended September 30, 2010, respectively.  Additionally, our Manager’s interest in our net loss for the three and nine months ended September 30, 2010 was $118,629 and $200,497, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2010	2009	2010	2009
ICON Capital Corp.	Manager	Management fees (1) (2)	$-	$170,170	$541,090	$2,185,858
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	277,723	321,758	1,122,718	1,607,232
			$277,723	$491,928	$1,663,808	$3,793,090

(1) Charged directly to operations.
(2) The Manager suspended the collection of a portion of its management fees in the amount of $552,161 and $1,044,850 during the three and nine months ended September 30, 2010, respectively.

At September 30, 2010, we had a net payable of $160,226 due to our Manager and its affiliates that consisted primarily of an accrual due to our Manager for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	September 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$7,929,675	$18,615,323
Current portion of net investment in finance leases	6,460,766	9,448,439
Accounts receivable, net	976,893	594,082
Current portion of note receivable	-	725,049
Assets held for sale, net	35,421,197	3,813,647
Other current assets	1,236,489	1,514,555

Total current assets	52,025,020	34,711,095

Non-current assets:
Net investment in finance leases, less current portion	11,459,687	15,232,713
Leased equipment at cost (less accumulated depreciation of
$91,484,962 and $158,488,912, respectively)	108,584,820	183,614,179
Mortgage note receivable	12,722,006	12,722,006
Note receivable, less current portion	-	9,289,951
Investments in joint ventures	8,941,667	11,578,687
Deferred income taxes, net	1,115,314	943,053
Other non-current assets, net	15,258,981	4,029,168

Total non-current assets	158,082,475	237,409,757

Total Assets	$210,107,495	$272,120,852

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$22,379,331	$43,603,558
Revolving line of credit, recourse	-	2,260,000
Derivative instruments	2,895,758	5,049,327
Deferred revenue	26,635	148,098
Due to Manager and affiliates	160,226	300,223
Accrued expenses and other liabilities	4,013,360	5,841,639

Total current liabilities	29,475,310	57,202,845

Non-current liabilities:
Non-recourse long-term debt, less current portion	83,958,462	71,335,500

Total Liabilities	113,433,772	128,538,345

Commitments and contingencies

Equity:
Members' Equity:
Additional members	94,746,338	139,684,262
Manager	(2,270,929)	(1,820,378)
Accumulated other comprehensive loss	(925,562)	(1,485,640)

Total Members' Equity	91,549,847	136,378,244

Noncontrolling Interests	5,123,876	7,204,263

Total Equity	96,673,723	143,582,507

Total Liabilities and Equity	$210,107,495	$272,120,852

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Rental income	$9,134,541	$15,070,264	$27,747,200	$54,049,093
Time charter revenue	2,571,479	2,722,356	8,282,958	3,023,317
Finance income	390,285	609,698	1,363,824	1,988,295
Income (loss) from investments in joint ventures	216,134	(1,209,275)	71,782	77,021
Gain (loss) on settlement of interfund agreement	1,141,214	-	(214,524)	-
Net gain on sales of leased equipment	-	120,919	-	196,104
Loss on assets held for sale	-	-	(120,168)	-
Net (loss) gain on lease termination	-	(478,925)	(218,890)	25,659,491
Interest and other income	789,553	911,292	2,985,123	2,556,319

Total revenue	14,243,206	17,746,329	39,897,305	87,549,640

Expenses:
Management fees - Manager	-	170,170	541,090	2,185,858
Administrative expense reimbursements - Manager	277,723	321,758	1,122,718	1,607,232
General and administrative	2,098,488	406,028	3,710,490	1,603,889
Vessel operating expense	3,034,607	5,678,590	9,652,665	5,992,455
Interest	1,731,381	2,469,289	5,808,188	7,795,762
Depreciation and amortization	10,618,410	25,497,158	31,341,166	54,509,925
Impairment loss	8,318,669	36,381,554	8,836,101	36,381,554
Gain on financial instruments	(269,864)	(54,790)	(1,862,430)	(76,773)

Total expenses	25,809,414	70,869,757	59,149,988	109,999,902

Loss before income taxes	(11,566,208)	(53,123,428)	(19,252,683)	(22,450,262)

(Provision) benefit for income taxes	(96,420)	47,583	(201,659)	173,201

Net loss	(11,662,628)	(53,075,845)	(19,454,342)	(22,277,061)

Less: Net income attributable to noncontrolling interests	200,309	516,769	595,427	1,573,664

Net loss attributable to Fund Eleven	$(11,862,937)	$(53,592,614)	$(20,049,769)	$(23,850,725)

Net loss attributable to Fund Eleven allocable to:
Additional Members	$(11,744,308)	$(53,056,688)	$(19,849,272)	$(23,612,218)
Manager	(118,629)	(535,926)	(200,497)	(238,507)

	$(11,862,937)	$(53,592,614)	$(20,049,769)	$(23,850,725)

Weighted average number of additional shares of
limited liability company interests outstanding	362,654	363,120	362,681	363,153

Net loss attributable to Fund Eleven per weighted
average additional share of limited liability company interests
outstanding	$(32.38)	$(146.11)	$(54.73)	$(65.02)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Shares of			Accumulated Other
	Limited Liability Company Interests	Additional Members	Manager	Comprehensive Income (Loss)	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2009	363,093	$139,684,262	$(1,820,378)	$(1,485,640)	$136,378,244	$7,204,263	$143,582,507
Comprehensive (loss) income:
Net (loss) income	-	(2,146,341)	(21,680)	-	(2,168,021)	227,345	(1,940,676)
Change in valuation of derivative instruments	-	-	-	286,189	286,189	-	286,189
Currency translation adjustments	-	-	-	(573,772)	(573,772)	-	(573,772)
Total comprehensive (loss) income	-	-	-	(287,583)	(2,455,604)	227,345	(2,228,259)
Shares of limited liability company interests repurchased	(439)	(333,216)	-	-	(333,216)	-	(333,216)
Cash distributions	-	(8,254,346)	(83,377)	-	(8,337,723)	(883,910)	(9,221,633)

Balance, March 31, 2010 (unaudited)	362,654	128,950,359	(1,925,435)	(1,773,223)	125,251,701	6,547,698	131,799,399

Comprehensive (loss) income:
Net (loss) income	-	(5,958,623)	(60,188)	-	(6,018,811)	167,773	(5,851,038)
Change in valuation of derivative instruments	-	-	-	74,993	74,993	-	74,993
Currency translation adjustments	-	-	-	(810,110)	(810,110)	-	(810,110)
Total comprehensive (loss) income	-	-	-	(735,117)	(6,753,928)	167,773	(6,586,155)
Cash distributions	-	(8,250,668)	(83,340)	-	(8,334,008)	(882,148)	(9,216,156)

Balance, June 30, 2010 (unaudited)	362,654	114,741,068	(2,068,963)	(2,508,340)	110,163,765	5,833,323	115,997,088

Comprehensive (loss) income:
Net (loss) income	-	(11,744,308)	(118,629)	-	(11,862,937)	200,309	(11,662,628)
Change in valuation of derivative instruments	-	-	-	709,149	709,149	-	709,149
Currency translation adjustments	-	-	-	873,629	873,629	-	873,629
Total comprehensive income (loss)	-	-	-	1,582,778	(10,280,159)	200,309	(10,079,850)
Cash distributions	-	(8,250,422)	(83,337)	-	(8,333,759)	(909,756)	(9,243,515)

Balance, September 30, 2010 (unaudited)	362,654	$94,746,338	$(2,270,929)	$(925,562)	$91,549,847	$5,123,876	$96,673,723

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(19,454,342)	$(22,277,061)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(9,180,000)	(9,248,000)
Finance income	(1,363,824)	(1,988,295)
Income from investments in joint ventures	(71,782)	(77,021)
Net gain on sales of leased equipment	-	(196,104)
Loss on assets held for sale	120,168	-
Net loss (gain) on lease termination	218,890	(14,145,129)
Depreciation and amortization	31,341,166	54,509,925
Impairment loss	8,836,101	36,381,554
Amortization of deferred time charter expense	466,331	1,591,708
Interest expense on non-recourse financing paid directly to lenders by lessees	2,614,921	3,096,692
Interest expense from amortization of debt financing costs	209,585	258,308
Gain on financial instruments	(1,862,430)	(485,773)
Loss on settlement of interfund agreement	214,524	-
Deferred tax benefit	(152,367)	(661,804)
Changes in operating assets and liabilities:
Collection of finance leases	8,011,233	7,399,878
Accounts receivable	(418,341)	(3,009,587)
Other assets, net	(11,963,985)	(2,486,947)
Payables, deferred revenue and other current liabilities	(481,541)	882,091
Due to/from Manager and affiliates	(165,482)	102,158
Distributions from joint ventures	788,828	1,877,938

Net cash provided by operating activities	7,707,653	51,524,531

Cash flows from investing activities:
Proceeds from sales of new and leased equipment	217,600	590,832
Repayments of note receivable	10,015,000	-
Other assets	(517)	-
Change in restricted cash	-	(1,330,299)
Distributions received from joint ventures in excess of profits	2,971,175	3,979,014

Net cash provided by investing activities	13,203,258	3,239,547

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(1,335,000)	(29,190,000)
Proceeds from revolving line of credit, recourse	-	2,260,000
Repayments of revolving line of credit, recourse	(2,260,000)	-
Shares of limited liability company interests repurchased	(333,216)	(116,387)
Cash distributions to members	(25,005,490)	(25,036,804)
Distributions to noncontrolling interests	(2,675,814)	(4,775,743)

Net cash used in financing activities	(31,609,520)	(56,858,934)

Effects of exchange rates on cash and cash equivalents	12,961	(69,977)

Net decrease in cash and cash equivalents	(10,685,648)	(2,164,833)
Cash and cash equivalents, beginning of period	18,615,323	7,670,929

Cash and cash equivalents, end of period	$7,929,675	$5,506,096

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,197,536	$4,151,161

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$9,180,000	$9,248,000

Deconsolidation of noncontrolling interest in connection with
the sale of a controlling interest in ICON Global Crossing, LLC	$-	$3,442,066

Deconsolidation of the carrying value of leased equipment in connection
with the sale of a controlling interest in ICON Global Crossing, LLC	$-	$3,370,458

Receivable from the redemption of a controlling interest in
ICON Global Crossing, LLC	$-	$5,493,000

Investment in ICON MW, LLC	$1,051,201	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.